Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this registration statement of Hvide Marine Incorporated (the "Company") on Form S-8 of our report dated January 26, 1996 relating to the financial statements of OMI Chemical Carrier Group included in the Company's Prospectus dated August 8, 1996, which is incorporated by reference in this registration statement.



DELOITTE & TOUCHE LLP

New York, New York
January 8, 1997